WWC, P.C. CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
American Lorain Corporation

Consent of Independent Registered Public Accounting Firm

We hereby consent to your reference of our audit report dated April 15, 2015 on the consolidated financial statements as of and for the years ended December 31, 2014 and 2013, of American Lorain Corporation, from the Company's Annual Report on Form 10-K incorporated in the Registration Statement on Form S-3.

We hereby consent to your reference of our review reports dated May 15, 2015 and May 10, 2014 on the consolidated financial statements as of and for the three months periods ended March 31, 2015 and 2014, of American Lorain Corporation, from the Company's Quarterly Report on Form 10-Q incorporated in the Registration Statement on Form S-3.

We hereby consent to your reference of our review report dated August 12, 2014 on the consolidated financial statements as of and for the six months period ended June 30, 2014, of American Lorain Corporation, from the Company's Quarterly Report on Form 10-Q incorporated in the Registration Statement on Form S-3.

We hereby consent to your reference of our review report dated November 14, 2014 on the consolidated financial statements as of and for the nine months period ended September 30, 2014, of American Lorain Corporation, from the Company's Quarterly Report on Form 10-Q incorporated in the Registration Statement on Form S-3.

For the purpose of the aforesaid Form S-3, we also consent to the reference of our firm as "Experts" under the Experts' caption, which, in so far as applicable to our firm means accounting experts.

WWC, P.C.

San Mateo, California
July 29, 2015

WWC, P.C.
Certified Public Accountants

2010 PIONEER COURT, SAN MATEO, CA 94403 TEL.: (650) 638-0808 FAX.: (650) 638-0878
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